Table of Contents

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNSHINE BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

Colorado	8731	20-5566275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(954) 330-0684

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dr. Steve N. Slilaty

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

(954) 330-0684

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, New York 10036 Tel: (212) 930-9700	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St., Suite 1400 Richmond, Virginia 23219 Tel: (804) 771-5700

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 2, 2026

$7,000,000

Up to 10,180,337 Common Units

Each Common Unit Consisting of One Share of Common Stock and Two Series D Warrants

Up to 10,180,337 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and Two Series D Warrants

Up to 10,180,337 Shares of Common Stock Included in the Common Units

Up to 10,180,337 Pre-Funded Warrants Included in the Pre-Funded Units

Up to 20,360,674 Series D Warrants Included in the Common Units and Pre-Funded Units

Up to 10,180,337 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 40,721,348 Shares of Common Stock underlying the Series D Warrants

Sunshine Biopharma Inc. is offering, on a best efforts basis, up to 10,180,337 common units (the “Common Units”), each Common Unit consisting of one share of our common stock, par value $0.001 per share, and two Series D Warrants, each Series D Warrant exercisable for one share of common stock.

The Series D Warrants will have an initial exercise price of $0.6876 per share (equal to 100% of the public offering price per Common Unit), subject to adjustment, and will be exercisable for a period of five years commencing upon issuance. “Description of Capital Stock—Series D Warrants Offered in this Offering.”

We are also offering to certain purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrants”), and two Series D Warrants. The purchase price of each Pre-Funded Unit will be equal to the price per Common Unit, minus $0.00001, and the exercise price of each Pre-Funded Warrant will be $0.00001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit we sell, the number of Common Units we are offering will decrease on a one-for-one basis.

This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and the Series D Warrants.

The Common Units and Pre-Funded Units will have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock or Pre-Funded Warrants and the Series D Warrants comprising the Common Units or the Pre-Funded Units, as applicable, are immediately separable and will be issued separately in this offering.

We have assumed a public offering price of $0.6876 per Common Unit (or $0.68759 per Pre-Funded Unit), based on the last reported sale price of our common stock on October 1, 2026. The actual public offering price will be determined between us, Aegis Capital Corp. (whom we refer to herein as “Aegis” or the “placement agent”) and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “SBFM.” On October 1, 2026, the last reported sale price of our common stock was $0.6876 per share. We do not intend to apply for a listing of the Common Units, the Pre-Funded Units, the Pre-Funded Warrants, or the Series D Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Series D Warrants will be limited.

The Common Units and Pre-Funded Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. However, notwithstanding the foregoing, the shares of our common stock underlying the Pre-Funded Warrants and the Series D Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We expect this offering to terminate not later than November 30, 2026 and we will deliver all securities to be issued in connection with this offering upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account.

We have engaged Aegis Capital Corp. to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	Does not include a non-accountable expense allowance of 1% of the aggregate gross proceeds. We have also agreed to pay certain accountable expenses of the placement agent. See “Plan of Distribution” beginning on page 15 of this prospectus for additional information regarding compensation to be received by the placement agent.

Delivery of the securities is expected to be made on or about     , 2026.

Sole placement agent

Aegis Capital Corp.

The date of this prospectus is               , 2026

You should rely only on the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the placement agent is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus and the information incorporated herein carefully, including “Risk Factors” on page 4, and the financial statements and related notes incorporated by reference in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma Inc. and its wholly owned subsidiaries.

Overview

We are a pharmaceutical company offering and researching life-saving medicines in a wide variety of therapeutic areas, including oncology and antivirals. We have two wholly owned subsidiaries: (i) Nora Pharma Inc., a Canadian corporation, through which we currently have 60 generic prescription drugs on the market in Canada, and (ii) Sunshine Biopharma Canada Inc., a Canadian corporation through which we develop and sell OTC supplements.

In addition, we are conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an LNP encapsulated mRNA targeted for liver cancer, and (ii) SBFM-PL4, a protease inhibitor for treatment of SARS Coronavirus infections.

1

THE OFFERING

Common Units offered	Up to 10,180,337 Common Units, each Common Unit consisting of one share of common stock and two Series D Warrants. We are also registering the shares of our common stock issuable upon exercise of the Series D Warrants.

Series D Warrants offered	The Series D Warrants will be exercisable immediately upon issuance at an initial exercise price of $0.6876 (equal to 100% of the public offering per Common Unit) and will expire five years from the date of issuance. If we effect any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock (a “Share Combination Event”), and the lowest volume weighted average price of our common stock during the period commencing five consecutive trading days immediately preceding and ending five consecutive trading days immediately following the Share Combination Event is less than the then-effective exercise price of the Series D Warrants, then the exercise price will be reduced (but not increased) to such lowest volume weighted average price, subject to a minimum exercise price of $0.3438 (50% of the initial exercise price), and the number of shares issuable upon exercise will increase so that the aggregate exercise price payable upon full exercise of the Series D Warrants after such adjustment equals the aggregate exercise price payable upon full exercise immediately prior to such adjustment. The Share Combination Event provision will be effective only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”). The Series D Warrants will be subject to no more than one such adjustment upon a Share Combination Event. See “Description of Capital Stock—Series D Warrants Offered in this Offering.”

Pre-Funded Units we are offering	We are offering to those purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing Common Units, up to 10,180,337 Pre-Funded Units, each Pre-Funded Unit consisting of one Pre-Funded Warrant and two Series D Warrants. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Unit is equal to the public offering price per Common Unit, minus $0.00001, and the exercise price of each Pre-Funded Warrant is $0.00001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. We are also registering the shares of common stock issuable upon exercise of the Pre-Funded Warrants. For each Pre-Funded Unit we sell, the number of Common Units we are offering will decrease on a one-for-one basis. See “Description of Capital Stock—Pre-Funded Warrants Offered in this Offering.”

Common stock outstanding immediately before this offering	4,310,301

Common stock to be outstanding after this offering	14,490,638 shares of common stock.

2

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $6.0 million, after deducting placement agent fees and estimated offering expenses.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “SBFM.”

(1) Based on assumed public offering price of $0.6876 per Common Unit.

Unless otherwise indicated, all information contained in this prospectus assumes the sale of all of the Common Units offered hereby at an assumed public offering price of $0.6876 per Common Unit, no sale of any Pre-Funded Units, and no exercise of any Series D Warrants. The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 4,310,301 shares outstanding as of October 1, 2026, and excludes, as of that date:

•	49 shares issuable upon exercise of outstanding warrants with an exercise price of $2,200;

•	40 shares issuable upon exercise of outstanding warrants with an exercise price of $40,000;

•	25,807,864 shares issuable upon exercise of outstanding Series B Warrants with an exercise price of $1.2046, subject to adjustment; and

•	4,035,540 shares issuable upon exercise of outstanding Series C Warrants with an exercise price of $2.50.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus before deciding whether to invest in our securities, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as these risk factors are amended or supplemented by subsequent reports we file with the SEC. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to this Offering and Ownership of Our Securities

The Series D Warrants and Pre-Funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-Funded Warrants or Series D Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Series D Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants and Series D Warrants will be limited.

Except as otherwise provided in the Series D Warrants and Pre-Funded Warrants, holders of Series D Warrants and Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Series D Warrants or Pre-Funded Warrants and acquire our common stock.

Except as otherwise provided in the Series D Warrants and Pre-Funded Warrants, until holders of Series D Warrants or Pre-Funded Warrants acquire our common stock upon exercise of the Series D Warrants or Pre-Funded Warrants, holders of Series D Warrants and Pre-Funded Warrants will have no rights with respect to our common stock underlying such Series D Warrants and Pre-Funded Warrants. Upon exercise of the Series D Warrants and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

The Series D Warrants are speculative in nature.

The Series D Warrants represent the right to acquire shares of common stock at a fixed price, subject to adjustment. Specifically, commencing on the date of issuance, holders of the Series D Warrants may acquire the shares of common stock issuable upon exercise of such Series D Warrants at an initial exercise price of $0.6876 per share, subject to adjustment (see “Description of Capital Stock—Series D Warrants Offered in this Offering”). There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Series D Warrants, and consequently, whether it will ever be profitable for holders to exercise the Series D Warrants.

4

This is a best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available on terms acceptable to us, or at all. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our securities under this offering for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

Our common stock currently trades on Nasdaq, where it is subject to various listing requirements, including Nasdaq Rule 5550(a)(2), which requires that our common stock maintain a minimum bid price of at least $1.00 to maintain its listing on Nasdaq (the “Bid Price Rule”).

Our common stock has recently traded at prices below the $1.00 required minimum bid price requirement, and prior to our 10-for-1 reverse stock split that was effective on June 1, 2026, our common stock had also traded at prices below the $1.00 Nasdaq required minimum bid price requirement. In addition, the Company is and will remain, until June 2027, subject to an immediate delisting notice (subject to the Company’s right to request an appeal) in the event of noncompliance with the Bid Price Rule for 30 consecutive business days, pursuant to Listing Rule 5810(c)(3)(A)(iv), due to the fact that the Company has effected a reverse stock split within the past year.

5

In addition, on July 22, 2026, the SEC granted approval of a proposed rule change by Nasdaq to adopt a new Market Value of Listed Securities continued listing requirement of at least $5 million. On July 29, 2026, the SEC sent a letter to Nasdaq, notifying the exchange that the order previously issued on July 22, 2026 was stayed, due to the SEC receiving notices of intention to petition the SEC for review of the delegated action.. On September 11, 2026, the SEC issued an order granting petitions seeking review of the action. The implementation of the proposed market value requirement will remain stayed until the SEC orders otherwise. The Company does not currently meet the proposed $5 million requirement.

In addition, though we have obtained stockholder approval to authorize the board of directors to implement a reverse stock split in its discretion, in a ratio of up to 1-for-20 (such shareholder approval to be effective October 19, 2026, which is 20 days after the mailing to our stockholders of the definitive information statement relating to such consent), there is no assurance that, even if we implement a reverse split, we will be able to maintain compliance with the Bid Price Rule or other applicable requirements for continued listing on Nasdaq. If we are unable to maintain compliance with Nasdaq listing requirements, we could be subject to suspension and delisting proceedings. A delisting of our common stock could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradeable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities in this offering will be approximately $6.0 million, after deducting the placement agent fees and estimated offering expenses.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital. Our management will have broad discretion in the application of the net proceeds.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

7

CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of June 30, 2026, as follows:

•	on an actual basis; and

•	on a pro forma as adjusted basis, giving effect to (i) our sale, from July 27, 2026 through the date of this prospectus, of an aggregate of 1,863,485 shares of our common stock under our at-the-market offering for receipt of $2,232,527 in net proceeds, (ii) our issuance of 58,300 shares of common stock to a director for services on August 7, 2026, valued at $71,709, and (iii) the assumed sale by us of 10,180,337 Common Units in this offering (assuming no sale of any Pre-Funded Units) at an assumed public offering price of $0.6876 per Common Unit, after deducting the placement agent fees and other estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the three months ended June 30, 2026, and the related notes thereto, included in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2026 and incorporated by reference in this prospectus.

	Actual	Pro forma as adjusted
Cash and cash equivalents	$13,748,301	$21,981,351
Total liabilities	$6,094,899	$6,094,899
Shareholders’ equity:
Preferred stock, 30,000,000 authorized shares; $0.10 par value: 130,000 shares of Series B Preferred Stock issued and outstanding	$13,000	$13,000
Common stock, 3,000,000,000 authorized shares; $0.001 par value; 2,388,516 shares issued and outstanding, actual, 14,490,638 shares issued and outstanding, pro forma as adjusted	$2,389	$14,491
Capital paid in excess of par value	$106,004,591	$114,297,248
Accumulated comprehensive income	$(658,935)	$(658,935)
Accumulated (deficit)	$(77,823,043)	$(77,894,752)
Total shareholders’ equity	$27,538,002	$35,771,052

The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 2,388,516 shares outstanding as of June 30, 2026, and excludes, as of such date:

•	49 shares issuable upon exercise of outstanding warrants with an exercise price of $2,200;
•	40 shares issuable upon exercise of outstanding warrants with an exercise price of $40,000;
•	12,980,583 shares issuable upon exercise of outstanding Series B Warrants with an exercise price of $2.3949, subject to adjustment*; and
•	2,017,770 shares issuable upon exercise of outstanding Series C Warrants with an exercise price of $5.00, subject to adjustment*.

* Such amounts do not give effect to adjustments that occurred subsequent to June 30, 2026.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of common stock and Series B Preferred Stock as of October 1, 2026, by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) any person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), believed by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The percentages listed are based upon 4,310,301 shares of common stock and 130,000 shares of Series B Preferred Stock issued and outstanding as of October 1, 2026. Each share of Series B Preferred Stock entitles the holder to 1,000 votes. Except as otherwise set forth below, the address of each person below is c/o Sunshine Biopharma Inc., 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301.

Title of Class	Name	Number of Shares Beneficially Owned	Percentage of shares beneficially owned before offering	Percentage of shares beneficially owned after offering (1)
Common	Dr. Steve N. Slilaty **	6 common	* (common)	* (common)
Series B Preferred		130,000 Series B Preferred	100% of Series B Preferred	100% (Series B Preferred)
Common	Camille Sebaaly **	6	*	*
Common	Dr. Andrew Keller **	0	*	*
Common	David Natan **	68,300	1.6%	*
Common	Dr. Rabi Kiderchah **	1	*	*
Common	Michel Roy **	1	*	*
Common Series B Preferred	All officers and directors as a group (6 persons)	68,314 common 130,000 Series B Preferred	1.7% (common) 100% (Series B Preferred)	* (common) 100% Series B Preferred
Common Stock	Intracoastal Capital LLC (2)	478,371	9.99%	9.99%

*	Less than 1%.
**	Officer and/or director of the Company.

(1)	Assumes the sale of 10,180,337 Common Units at an assumed public offering price of $0.6876 per Common Unit in this offering.
(2)	Based on Schedule 13G/A filed with the SEC on August 13, 2026. Represents shares of common stock issuable upon exercise of a warrant (the “Intracoastal Warrant”) held by Intracoastal Capital LLC (“Intracoastal”), and all such shares represent beneficial ownership of approximately 9.99% of the common stock, based on (a) 4,310,301 shares of common stock outstanding (prior to the offering), plus (b) 478,371 shares issuable upon exercise of the Intracoastal Warrant. Such shares may be deemed beneficially owned by Intracoastal, Mitchell P. Kopin and Daniel B. Asher. The foregoing excludes certain shares issuable upon exercise of warrants, which contain blocker provisions under which the holder thereof does not have the right to exercise such warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 4.99% or 9.99%, as applicable, of the common stock. The address of the stockholder is 245 Palm Trail, Delray Beach, Florida 33483.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value of $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.10 per share. 1,000,000 shares of our preferred stock are designated as Series B Preferred Stock.

As of October 1, 2026, there were 4,310,301 shares of our common stock outstanding, which does not include:

•	49 shares issuable upon exercise of outstanding warrants with an exercise price of $2,200;
•	40 shares issuable upon exercise of outstanding warrants with an exercise price of $40,000;
•	25,807,864 shares issuable upon exercise of outstanding Series B Warrants with an exercise price of $1.2046, subject to adjustment; and
•	4,035,540 shares issuable upon exercise of outstanding Series C Warrants with an exercise price of $2.50.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of one-third of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of 30,000,000 shares of preferred stock, par value $0.10 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

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Series B Preferred Stock

1,000,000 shares of our authorized preferred stock have been designated Series B Preferred Stock. 130,000 shares of Series B Preferred Stock are outstanding and held by our chief executive officer, Dr. Steve N. Slilaty.

The Series B Preferred Stock votes together with the common stock on all matters submitted to a vote of the Company’s stockholders. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.

Upon any liquidation or dissolution of the Company, the Series B Preferred Stock will be entitled to a payment equal to the stated value of $0.10 per share, prior to any payments being made with respect to the common stock. The Series B Preferred Stock is not redeemable by the Company and is entitled to dividends when, as and if declared by the board of directors in its sole discretion.

Series B Warrants

As of the date of this prospectus, there are 25,807,864 Series B Warrants outstanding at a current exercise price of $1.2046, subject to further adjustment. The Series B Warrants are exercisable until five years from the issuance date of February 15, 2024.

The Series B Warrants are exercisable, at the option of each holder, any time a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is effective and available for the issuance of such shares, by delivery of an exercise notice and payment in full for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is not effective, the holder may exercise the Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series B Warrants then in effect, the exercise price of the Series B Warrants will be reduced to such price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time there occurs any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series B Warrants then in effect, then the exercise price of the Series B Warrants would be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

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Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.00001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-Funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.00001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the holder will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-Funded Warrants were exercisable immediately prior to such fundamental transaction.

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No Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of Pre-Funded Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrants.

Series D Warrants to be issued in this offering

The following summary of certain terms and provisions of the Series D Warrants included in the Common Units and Pre-Funded Units hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series D Warrant which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series D Warrant.

Exercisability. The Series D Warrants will be exercisable immediately upon issuance and at any time up to the date that is five years after their original issuance date. The Series D Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series D Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series D Warrants under the Securities Act is not effective, the holder may elect to exercise the Series D Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series D Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The initial exercise price per whole share of common stock purchasable upon exercise of the Series D Warrants is $0.6876 (100% of the public offering price per Common Unit). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Share Combination Events. Conditioned upon the receipt of the Warrant Stockholder Approval, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series D Warrants then in effect (a “Share Combination Event”), then the exercise price of the Series D Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $0.3438) (equal to 50% of the public offering price per Common Unit) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged. The Series D Warrants will be subject to no more than one such adjustment upon a Share Combination Event.

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Voluntary Adjustment. Subject to the rules and regulations of Nasdaq, the Company may at any time during the term of the Series D Warrants reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors.

Transferability. Subject to applicable laws, the Series D Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Series D Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series D Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series D Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series D Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series D Warrants will be entitled to receive upon exercise of the Series D Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series D Warrants immediately prior to such fundamental transaction. The holders of the Series D Warrants may also require us to purchase the Series D Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Series D Warrants on the date of the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series D Warrants by virtue of such holder’s ownership of shares of our common stock, the holder of a Series D Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series D Warrant.

Warrant Stockholder Approval

Under Nasdaq listing rules, the Share Combination Event provision in the Series D Warrants will not be effective until, and unless, we obtain the approval of our stockholders. Our chief executive officer holds approximately 97% of the voting power of our stockholders and we intend to promptly obtain such stockholder approval.

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PLAN OF DISTRIBUTION

Aegis Capital Corp. (“Aegis” or the “placement agent”) has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated      , 2026 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a placement agency agreement with Aegis, which agreement includes representations and warranties by us. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the placement agent agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus and, we expect, at a single closing.

Commissions and Expenses

We have agreed to pay the placement agent a cash placement fee of seven percent (7%) of the gross proceeds in this offering. In addition, we have agreed to pay the placement agent a non-accountable expense allowance of one percent (1%) of the gross proceeds of the offering. We have also agreed to reimburse the placement agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $100,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $340,000.

Right of First Refusal

We have granted the placement agent a right of first refusal, for a period of thirty (30) months from the closing of this offering, to act as sole book-runner, sole manager, sole placement agent, sole agent, sole book-running manager and/or sole underwriter, at the placement agent’s sole discretion, for each and every future public and private equity or debt offering or debt refinancing, including all equity linked financings (each, a “Subject Transaction”), during such thirty month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the placement agent for such Subject Transactions.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

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Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, whether currently owned or subsequently acquired, for a period of ninety (90) days after the closing date of the offering.

Company Standstill

We have agreed, for a period of ninety (90) days after the closing date of the offering, subject to certain exceptions, that we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Securities and Exchange Commission (the “SEC”) relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent has in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which it has in the past and may in the future receive customary fees. Without limiting the generality of the foregoing, the placement agent served as the underwriter for the public offerings we completed in February 2022 and February 2024, and as placement agent for the private placements or public offerings we completed in March 2022, April 2022, May 2023, April 2025, and May 2026 for which it received compensation. The placement agent also acts as our sales agent under our at-the-market offering which we commenced in July 2026, for which it has received and may in the future receive compensation.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Potential Conflicts of Interest

In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “SBFM.” We do not intend to apply for listing of the Pre-Funded Warrants or the Series D Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York state law. The enforceability of the warrants will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The validity of the securities offered hereby will be passed upon for us by Hart & Hart, LLC, Denver, CO. The placement agent is being represented by Kaufman & Canoles, P.C., Richmond, VA, in connection with this offering.

EXPERTS

The consolidated financial statements of Sunshine Biopharma Inc. as of and the year ended December 31, 2025 incorporated by reference in this prospectus have been audited by M&K CPA’s, PLLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Sunshine Biopharma Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents set forth below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on April 3, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 13, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 filed with the SEC on August 13, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, February 20, 2026, March 9, 2026; May 19, 2026, May 29, 2026, July 10, 2026, July 20, 2026, August 3, 2026, August 28, 2026, September 11, 2026 and September 16, 2026;

•	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on February 10, 2022; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Dr. Steve N. Slilaty, 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301, telephone: (954) 330-0684.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website. We also maintain a website at https://sunshinebiopharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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$7,000,000

Up to 10,180,337 Common Units

Each Common Unit Consisting of One Share of Common Stock and Two Series D Warrants

Up to 10,180,337 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and Two Series D Warrants

Up to 10,180,337 Shares of Common Stock Included in the Common Units

Up to 10,180,337 Pre-Funded Warrants Included in the Pre-Funded Units

Up to 20,360,674 Series D Warrants Included in the Common Units and Pre-Funded Units

Up to 10,180,337 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 40,721,348 Shares of Common Stock underlying the Series D Warrants

Prospectus

Sole placement agent

Aegis Capital Corp.

, 2026

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than the placement agent fees and reimbursements, expected to be incurred by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$1,827
FINRA filing fee	$3,650
Legal fees and expenses	$310,000
Accounting fees and expenses	$19,000
Miscellaneous fees and expenses	$5,000
Total	$339,477

Item 14. Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

II-1

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects.  A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our bylaws include provisions that require the Company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company has sold the following securities that were not registered under the Securities Act:

On March 4, 2024, the Company sold 100,000 shares of the Company’s Series B Preferred Stock to the Company’s Chief Executive Officer, Dr. Steve N. Slilaty, for $10,000.

On April 14, 2026, the Company issued 10,000 shares of common stock to David Natan, the Company’s director, for services provided.

On August 7, 2026, the Company issued 58,300 shares of common stock to David Natan, the Company’s director, for services provided.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

3.1	Articles of Incorporation (2)
3.2	Certificate of Amendment to Articles of Incorporation filed November 2, 2009 (3)
3.3	Statement of Share and Equity Capital Exchange (4)
3.4	Articles of Amendment to Articles of Incorporation filed July 13, 2010 (4)
3.5	Articles of Amendment to Articles of Incorporation filed May 27, 2015 (5)
3.6	Articles of Amendment to Articles of Incorporation (6)
3.7	Articles of Amendment to Articles of Incorporation (7)
3.8	Articles of Amendment to Articles of Incorporation (25)
3.9	Articles of Amendment to Articles of Incorporation (26)
3.10	Certificate of Correction (28)
3.11	Articles of Amendment to Articles of Incorporation (29)
3.12	Bylaws (14)
4.1	Description of Registrant’s Securities (16)
5.1	Opinion of Hart & Hart LLC **
5.2	Opinion of Sichenzia Ross Ference Carmel LLP **
10.1	Patent Purchase Agreement with Advanomics Corporation (8)
10.2	Second Patent Purchase Agreement with Advanomics Corporation (9)
10.3	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated October 8, 2016, including Secured Convertible Promissory Note(10)
10.4	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated December 28, 2016, including Secured Convertible Promissory Note (10)
10.5	Form of Warrant, dated February 17, 2022 (1)
10.6	Warrant Agent Agreement between the Company and Equiniti, dated February 17, 2022 (1)
10.7	Sponsored Research Agreement, dated October 6, 2020, between the Company and the University of Georgia Research Foundation, Inc. (11) *
10.8	Research Agreement between the Company and Arizona Board of Regents on behalf of the University of Arizona (12)
10.9	Form of Warrant, dated March 14, 2022 (15)
10.10	Form of Amendment to Warrant, dated March 24, 2022 (17)
10.11	Amended Employment Agreement, dated October 21, 2024 between Sunshine Biopharma Inc. and Dr. Steve Slilaty (18)
10.12	Employment Agreement, dated October 21, 2024, between the Company and Camille Sebaaly (18)
10.13	License Agreement between the Company and the University of Arizona (20) *
10.14	Amendment No. 1 to Warrant Agent Agreement, dated October 18, 2023 (21)
10.15	2023 Equity Incentive Plan (22)
10.16	Form of Series B Warrant (23)
10.17	Form of Series C Warrant (19)
10.18	At-the-Market Issuance Sales Agreement, between the Company and Aegis Capital Corp., dated July 20, 2026 (27)
10.19	Form of Pre-Funded Warrant for this offering **
10.20	Form of Series D Warrant for this offering **
10.21	Form of Placement Agency Agreement for this offering **
14.1	Code of Ethics (13)
21	Subsidiaries (24)

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23.1	Consent of M&K CPAS, PLLC**
23.2	Consent of Bush & Associates CPA LLC **
23.3	Consent of Hart & Hart LLC (included in Exhibit 5.1) **
23.4	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2) **
107	Fee Table**
EX-101	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
EX-104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

_______________________

*	Portions of the exhibit have been omitted.
**	Filed herewith.

(1)	Incorporated by reference to 8-K filed with the SEC on February 17, 2022
(2)	Incorporated by reference to SB-2 filed with the SEC on October 19, 2007.
(3)	Incorporated by reference to 8-K filed with the SEC on November 6, 2009.
(4)	Incorporated by reference to 10-Q filed with the SEC on August 4, 2010.
(5)	Incorporated by reference to 8-K filed with the SEC on June 1, 2015.
(6)	Incorporated by reference to 8-K filed with the SEC on June 24, 2020.
(7)	Incorporated by reference to 8-K filed February 10, 2022.
(8)	Incorporated by reference to 8-K filed with the SEC on October 9, 2015.
(9)	Incorporated by reference to 8-K filed with the SEC on December 28, 2015.
(10)	Incorporated by reference to 8-K filed with the SEC on March 14, 2016.
(11)	Incorporated by reference to S-1/A filed with the SEC on January 24, 2022.
(12)	Incorporated by reference to 8-K filed with the SEC on February 25, 2022.
(13)	Incorporated by reference to 10-K filed with the SEC on May 1, 2020.
(14)	Incorporated by reference to 8-K filed with the SEC on April 19, 2023.
(15)	Incorporated by reference to 8-K filed with the SEC on March 15, 2022.
(16)	Incorporated by reference to 10-K filed with the SEC on March 21, 2022.
(17)	Incorporated by reference to 8-K filed with the SEC on March 24, 2022.
(18)	Incorporated by reference to 8-K filed with the SEC on October 23, 2024.
(19)	Incorporated by reference to 8-K filed with the SEC on May 19, 2026.
(20)	Incorporated by reference to 8-K filed with the SEC on February 28, 2023.
(21)	Incorporated by reference to 8-K filed with the SEC on October 20, 2023.
(22)	Incorporated by reference to S-8 filed with the SEC on January 8, 2024.
(23)	Incorporated by reference to 8-K filed with the SEC on February 15, 2024.
(24)	Incorporated by reference to 10-K filed with the SEC on March 28, 2024.
(25)	Incorporated by reference to 8-K filed with the SEC on April 23, 2024.
(26)	Incorporated by reference to 8-K filed with the SEC on August 12, 2024.
(27)	Incorporated by reference to 8-K filed with the SEC on July 20, 2026
(28)	Incorporated by reference to POS AM filed with the SEC on November 6, 2024.
(29)	Incorporated by reference to S-1 filed with the SEC on August 28, 2026.

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(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on October 2, 2026.

Sunshine Biopharma Inc.

By:	/s/ Dr. Steve N. Slilaty
Name:	Dr. Steve N. Slilaty
Title:	Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Dr. Steve N. Slilaty, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steve N. Slilaty	Chief Executive Officer and Director	October 2, 2026
Dr. Steve N. Slilaty	(Principal Executive Officer)

/s/ Camille Sebaaly	Chief Financial Officer and Director	October 2, 2026
Camille Sebaaly	(Principal Financial and Accounting Officer)

/s/ David Natan	Director	October 2, 2026
David Natan

/s/ Dr. Andrew Keller	Director	October 2, 2026
Dr. Andrew Keller

/s/ Dr. Rabi Kiderchah	Director	October 2, 2026
Dr. Rabi Kiderchah

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